EXHIBIT 99.1
Sila Realty Trust, Inc.
First Quarter 2022 Results
TAMPA, FL (May 13, 2022) - Sila Realty Trust, Inc., or the Company, a public, non-traded real estate investment trust focused on healthcare properties, today announced operating results for the first quarter ended March 31, 2022.
Highlights of the Quarter Ended March 31, 2022 and Subsequent Events
•Net income attributable to common stockholders totaled $1.4 million; net income attributable to common stockholders per diluted share was $0.01.
•Net operating income, or NOI*, attributable to our operating healthcare properties totaled $41.3 million.
•Funds from operations, or FFO*, attributable to common stockholders equaled $26.0 million; FFO attributable to common stockholders per diluted share was $0.12.
•Adjusted funds from operations, or AFFO*, attributable to common stockholders equaled $28.9 million; AFFO attributable to common stockholders per diluted share was $0.13.
•On February 8, 2022, the Company placed one operating healthcare property into service.
•On February 10, 2022, the Company sold one land parcel that formerly contained a healthcare property in the Houston, TX market for $24.0 million and generated net proceeds at closing of approximately $22.7 million, after transaction costs and other prorations.
•On February 15, 2022, the Company entered into a new revolving credit agreement and term loan agreement. Upon closing of the new revolving credit agreement, the Company extinguished all commitments associated with the prior revolving line of credit. The new term loan agreement was entered into to replace the Company's prior term loan, which was paid off in its entirety upon closing of the new revolving credit agreement and the new term loan agreement.
•On March 10, 2022, the Company acquired one healthcare property in the Yukon, OK market for an aggregate purchase price of $19.6 million. The property is approximately 45,624 rentable square feet and is 100% leased to a single tenant.
•On May 12, 2022, the Company acquired one healthcare property in the Pittsburgh, PA market for an aggregate purchase price of $14.0 million. The property is approximately 33,712 rentable square feet and is 100% leased to four tenants.
“The first quarter of 2022 resulted in increases in healthcare rental revenue and NOI, as compared to the first quarter of 2021; however, total revenues, including discontinued operations, were lower due to the Company selling a substantial portion of properties comprised of its Data Center portfolio in July 2021,” stated Michael Seton, the Company’s President and Chief Executive Officer. “Consistent with repositioning ourselves as a pure-play healthcare REIT, we continue to seek out high quality assets to complement our diversified healthcare portfolio across the continuum of care while repositioning any assets that no longer meet our strategic focus. Our balance sheet remains strong and flexible, as evidenced by the recent closing of our new revolving credit agreement and term loan agreement, which extended our debt maturities and reduced pricing while offering substantial borrowing capacity to continue capitalizing on growth opportunities.”
* An explanation of FFO, AFFO, and NOI, as well as reconciliations of such non-United States generally accepted accounting principles ("GAAP") financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, are included at the end of this release.
Financial Results
Quarter Ended March 31, 2022, Compared to Quarter Ended March 31, 2021
•Net income attributable to common stockholders was $1.4 million for the quarter ended March 31, 2022, a decrease of 52%, compared to net income attributable to common stockholders of $2.9 million for the quarter ended March 31, 2021.
•FFO attributable to common stockholders was $26.0 million for the quarter ended March 31, 2022, a decrease of 34%, compared to $39.3 million for the quarter ended March 31, 2021.
•AFFO attributable to common stockholders was $28.9 million for the quarter ended March 31, 2022, a decrease of 20%, compared to $36.1 million for the quarter ended March 31, 2021.

	Three Months Ended March 31,
	2022	2021	$ Change	% Change
Net income attributable to common stockholders per common share - basic, diluted	$0.01	$0.01	$—	—%
FFO per common share - basic, diluted	$0.12	$0.18	$(0.06)	(33.33)%
AFFO per common share - basic, diluted	$0.13	$0.16	$(0.03)	(18.75)%
The decrease in net income attributable to common stockholders, FFO and AFFO during the periods presented above is primarily due to the Company owning a substantially smaller portfolio of properties subsequent to selling the Data Center portfolio on July 22, 2021, which was partially offset by an increase in rental revenue due to the acquisition of five operating properties and the placement of two development properties in service since January 1, 2021.
Operating Results
Quarter Ended March 31, 2022, Compared to Quarter Ended March 31, 2021
•NOI attributable to our operating healthcare properties was $41.3 million for the quarter ended March 31, 2022, an increase of 5%, compared to $39.2 million for the quarter ended March 31, 2021.
•Rental revenue attributable to our operating healthcare properties was $44.3 million for the quarter ended March 31, 2022, an increase of 4%, compared to $42.4 million for the quarter ended March 31, 2021.
•Same store NOI attributable to our operating healthcare properties was $39.3 million for the quarter ended March 31, 2022, an increase of 0.5%, compared to $39.1 million for the quarter ended March 31, 2021.

The increase in NOI and rental revenue attributable to operating healthcare properties during the quarter ended March 31, 2022, as compared to the quarter ended March 31, 2021, is primarily attributable to the acquisition of five operating properties and the placement of two development properties in service since January 1, 2021.

Portfolio Overview
During the first quarter of 2022, the Company acquired one healthcare property, located in the Yukon, OK market, for an aggregate purchase price of $19.6 million. The property is composed of 45,624 rentable square feet and is 100% leased to one tenant. The Company also disposed of one land parcel that formerly contained a healthcare property, located in the Houston, TX market, for an aggregate sale price of $24.0 million, which generated net proceeds of $22.7 million and resulted in a gain on sale of $0.5 million.
As of March 31, 2022, the Company owned 126 real estate properties, located in 56 markets, composed of approximately 5.3 million rentable square feet with a total real estate investment of approximately $2.2 billion. The Company's properties had a weighted average occupancy of 99.4% and weighted-average remaining lease term of 9.5 years.
Balance Sheet and Liquidity
As of March 31, 2022, the Company had liquidity of approximately $334.6 million, consisting of $19.6 million in cash and cash equivalents and $315.0 million in borrowing base availability under its credit facility.
As of March 31, 2022, the Company had total principal debt outstanding of $485.0 million under the Company's credit facility, with a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair market value of real estate plus the total aggregate cost of properties acquired after the net asset value date of May 31, 2021, of 20.2%. The Company’s outstanding debt was composed of 82.5% fixed rate debt through the use of interest rate swaps and 17.5% variable rate debt.
On February 15, 2022, the Company, Sila Realty Operating Partnership, LP, or the Operating Partnership, and certain of its subsidiaries, entered into a senior unsecured revolving credit agreement, or the Revolving Credit Agreement, with Truist Bank, as Administrative Agent for the lenders, for aggregate commitments available of up to $500.0 million, which may be increased, subject to lender approval, through incremental term loans and/or revolving loan commitments in an aggregate amount not to exceed $1,000.0 million. The maturity date for the Revolving Credit Agreement is February 15, 2026, which, at the Company's election, may be extended for a period of six-months on no more than two occasions, subject to certain conditions, including the payment of an extension fee. The Revolving Credit Agreement was entered into to replace the Company's prior $500.0 million revolving line of credit, which had a maturity date of April 27, 2022, with the option to extend for one twelve-month period. The Company did not exercise the option to extend. Upon closing of the Revolving Credit Agreement, the Company extinguished all commitments associated with the prior revolving line of credit.
Simultaneously with the Revolving Credit Agreement’s execution, on February 15, 2022, the Company, the Operating Partnership, and certain of its subsidiaries, entered into the senior unsecured term loan agreement, or the Term Loan Agreement, with Truist Bank, as Administrative Agent for the lenders. The Term Loan Agreement was fully funded at closing, and is made up of aggregate commitments of $300.0 million, which may be increased, subject to lender approval, to an aggregate amount not to exceed $600.0 million. The Term Loan Agreement has a maturity date of December 31, 2024, and, at the Company's election, may be extended for a period of six-months on no more than two occasions, subject to the satisfaction of certain conditions, including the payment of an extension fee. The Term Loan Agreement was entered into to replace the Company's prior term loan, which was paid off in its entirety upon closing of the Revolving Credit Agreement and the Term Loan Agreement. The Revolving Credit Agreement and the Term Loan Agreement have aggregate commitments available of $800.0 million.

Distributions
The following table summarizes the Company's distributions paid and distributions declared during the first quarter of 2022 (amounts in thousands, except per share amounts):

Common Stock	Cash	DRIP (1)	Total Distributions	Distributions Declared Per Share (2)
Class A	$13,000	$3,616	$16,616	$0.10
Class I	912	625	1,537	$0.10
Class T	1,962	1,734	3,696	$0.10
Class T2	32	37	69	$0.08
	$15,906	$6,012	$21,918

(1)Distribution reinvestment plan (DRIP).
(2)The Company declared weighted average distributions per share of common stock in the amount of $0.10.
Supplemental Information
The Company routinely provides information for investors and the marketplace through press releases, SEC filings and the Company's website at investors.silarealtytrust.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions (including those of certain non-GAAP financial measures) and other supplemental information may be found attached to the Current Report on Form 8-K filed on May 13, 2022. A comprehensive listing of the Company's properties is available at silarealtytrust.com/portfolio.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties leased to tenants capitalizing on critical and structural economic growth drivers. The Company is focused on investing in and managing strategic healthcare assets across the continuum of care, with emphasis on lower cost patient settings, which generate predictable, durable and growing income streams. As of March 31, 2022, the Company owned 126 real estate properties located in 56 markets across the United States.
Forward-Looking Statements
Certain statements contained herein, including those regarding our seeking out of high quality assets to complement our diversified healthcare portfolio across the continuum of care while repositioning any assets that no longer meet our strategic focus, other than historical fact may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results, strategic acquisitions and growth opportunities, and future distributions. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company's expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company's control and could materially affect the Company's results of operations, financial condition, cash flows, performance or future achievements or events. Additional factors include the risk that the expected benefits for the Company’s pure-play healthcare REIT strategy are not achieved, and other factors, including those described under the section entitled Item 1A. "Risk Factors" of Part I of the Company's 2021 Annual Report on Form 10-K with the SEC a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations:

IR@silarealtytrust.com
Miles Callahan, Vice President of Capital Markets and Investor Relations

Condensed Consolidated Balance Sheets (amounts in thousands, except share data)

	(Unaudited) March 31, 2022	December 31, 2021
ASSETS
Real estate:
Land	$164,679	$163,992
Buildings and improvements, less accumulated depreciation of $173,407 and $165,784, respectively	1,663,679	1,648,685
Construction in progress	—	14,628
Total real estate, net	1,828,358	1,827,305
Cash and cash equivalents	19,563	32,359
Acquired intangible assets, less accumulated amortization of $74,373 and $71,067, respectively	177,084	181,639
Goodwill	23,006	23,284
Right-of-use assets - operating leases	25,230	21,737
Right-of-use assets - finance lease	2,291	2,296
Other assets, net	77,599	66,365
Assets held for sale, net	—	22,570
Total assets	$2,153,131	$2,177,555
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Credit facility, net of deferred financing costs of $681 and $3,226, respectively	484,319	496,774
Accounts payable and other liabilities	28,967	39,597
Acquired intangible liabilities, less accumulated amortization of $4,808 and $4,444, respectively	12,598	12,962
Operating lease liabilities	27,436	23,758
Finance lease liabilities	2,637	2,636
Liabilities held for sale, net	—	698
Total liabilities	555,957	576,425
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 510,000,000 shares authorized; 239,006,914 and 238,226,119 shares issued, respectively; 224,616,042 and 224,179,939 shares outstanding, respectively	2,246	2,242
Additional paid-in capital	2,008,481	2,004,404
Accumulated distributions in excess of earnings	(421,561)	(400,669)
Accumulated other comprehensive income (loss)	8,008	(4,847)
Total stockholders’ equity	1,597,174	1,601,130
Total liabilities and stockholders’ equity	$2,153,131	$2,177,555

Condensed Consolidated Quarterly (Unaudited) Statements of Comprehensive Income (amounts in thousands, except share data and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Rental revenue	$44,282	$42,422
Expenses:
Rental expenses	3,025	3,214
General and administrative expenses	6,856	6,623
Depreciation and amortization	17,988	18,224
Impairment loss on real estate	7,109	10,423
Impairment loss on goodwill	278	240
Total expenses	35,256	38,724
Gain on real estate disposition	460	—
Income from operations	9,486	3,698
Interest and other expense, net	8,115	8,764
Income (loss) from continuing operations	1,371	(5,066)
Income from discontinued operations	—	7,948
Net income attributable to common stockholders	$1,371	$2,882
Other comprehensive income:
Unrealized income on interest rate swaps, net	$12,855	$5,792
Other comprehensive income	12,855	5,792
Comprehensive income attributable to common stockholders	$14,226	$8,674
Weighted average number of common shares outstanding:
Basic	224,499,307	222,481,179
Diluted	225,865,366	222,481,179
Net income (loss) per common share attributable to common stockholders:
Basic:
Continuing operations	$0.01	$(0.02)
Discontinued operations	—	0.03
Net income attributable to common stockholders	$0.01	$0.01
Diluted:
Continuing operations	$0.01	$(0.02)
Discontinued operations	—	0.03
Net income attributable to common stockholders	$0.01	$0.01
Distributions declared per common share	$0.10	$0.12

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, which excludes general and administrative expenses, depreciation and amortization, impairment loss on real estate, impairment loss on goodwill, gain on real estate disposition, interest and other expense, net, and income from discontinued operations. The Company believes that net operating income serves as a useful supplement to net income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 13, 2022.
The following are reconciliations of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended March 31, 2022 and 2021 (amounts in thousands):

	Three Months Ended March 31,
	2022	2021
Revenue:
Rental revenue	$44,282	$42,422
Expenses:
Rental expenses	3,025	3,214
Net operating income	41,257	39,208

Expenses:
General and administrative expenses	6,856	6,623
Depreciation and amortization	17,988	18,224
Impairment loss on real estate	7,109	10,423
Impairment loss on goodwill	278	240
Gain on real estate disposition	460	—
Income from operations	9,486	3,698
Interest and other expense, net	8,115	8,764
Income (loss) from continuing operations	1,371	(5,066)
Income from discontinued operations	—	7,948
Net income attributable to common stockholders	$1,371	$2,882
The Company generates its net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development and properties or land classified as held for sale. By evaluating the net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions and dispositions on net income.

The following table represents the breakdown of the three months ended March 31, 2022, total rental revenue and rental expenses and compares with amounts for the 2021 corresponding periods (amounts in thousands). The Company believes that the below presentation of total rental revenue is not, and is not intended to be, a presentation in accordance with GAAP and allows investors and management to evaluate the Company’s performance.

	Three Months Ended March 31,
	2022	2021
Revenue:
Same store rental revenue	$39,622	$39,591
Same store tenant reimbursements (1)	2,283	2,136
Non-same store rental revenue	2,126	441
Non-same store tenant reimbursements (1)	250	253
Other operating income	1	1
Total rental revenue	44,282	42,422
Expenses:
Same store rental expenses	2,626	2,587
Non-same store rental expenses	399	627
Net operating income	$41,257	$39,208

(1)    Tenant reimbursements represent expenses, which are paid back to the Company by a tenant.
Funds From Operations (“FFO”) and Adjusted Funds From Operations ("AFFO") are non-GAAP financial measures. FFO is calculated using the NAREIT definition: net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. In addition to FFO, the Company uses AFFO as a supplemental financial performance measure because the Company believes it provides to stakeholders a more complete understanding of its sustainable performance. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO, a non-GAAP measure, by further adjusting FFO for the following items included in the determination of GAAP net income: amortization of above- and below-market leases, along with amortization of operating leases and finance lease, resulting from above-and below-market leases, straight-line rent adjustments, discount amortization related to the deferred liability in connection with the internalization transaction, impairment loss on goodwill, (gain) loss on extinguishment of debt, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs.
FFO and AFFO should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO and AFFO measures and the adjustments to GAAP in calculating FFO and AFFO.

The following is a reconciliation of net income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and AFFO for the three months ended March 31, 2022 and 2021 (amounts in thousands, except share data and per share amounts):

	Three Months Ended March 31,
	2022	2021
Net income attributable to common stockholders	$1,371	$2,882
Adjustments:
Depreciation and amortization (1)	17,966	25,962
Gain on real estate disposition from continuing operations	(460)	—
Impairment loss on real estate	7,109	10,423
FFO attributable to common stockholders	$25,986	$39,267
Adjustments:
Amortization of intangible assets and liabilities (2)	119	(613)
Amortization of operating leases and finance lease	254	269
Straight-line rent adjustments (3)	(2,510)	(4,626)
Amortization of discount of deferred liability	—	54
Impairment loss on goodwill (4)	278	240
Loss on extinguishment of debt	3,367	—
Amortization of deferred financing costs	490	996
Stock-based compensation	896	556
AFFO attributable to common stockholders	$28,880	$36,143
Weighted average common shares outstanding - basic	224,499,307	222,481,179
Weighted average common shares outstanding - diluted	225,865,366	222,481,179
Weighted average common shares outstanding - diluted for FFO and AFFO	225,865,366	223,420,969
Net income per common share - basic	$0.01	$0.01
Net income per common share - diluted	$0.01	$0.01
FFO per common share - basic	$0.12	$0.18
FFO per common share - diluted	$0.12	$0.18
AFFO per common share - basic	$0.13	$0.16
AFFO per common share - diluted	$0.13	$0.16

(1)During the three months ended March 31, 2022 and 2021, the Company wrote off in-place intangible assets in the amounts of approximately $0.4 million and $1.1 million, respectively, by accelerating the amortization of the acquired intangible assets.
(2)    Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, AFFO provides useful supplemental information on the performance of the real estate.
(3)    Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays, if applicable). This may result in income recognition that is significantly different than the underlying contract terms. During the three months ended March 31, 2022 and 2021, the Company wrote off approximately $0.0 million and $0.1 million, respectively, of straight-line rent. By adjusting for the change in straight-line rent receivable, AFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with the Company's analysis of operating performance.

(4)    During the three months ended March 31, 2022, the Company wrote off goodwill related to one reporting unit in the amount of approximately $0.3 million and during the three months ended March 31, 2021, the Company wrote off goodwill related to one reporting unit in the amount of approximately $0.2 million. The reporting units were originally recognized as a part of the internalization transaction on September 30, 2020. The Company believes that adjusting for such non-recurring items provides useful supplemental information because such adjustments may not be reflective of ongoing operations and aligns with its analysis of operating performance.